Exhibit 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated August 31, 1999 relating to the financial statements of Kelco Industries, Inc. which appears in the Registration Statement (Form S-1) (Registration No. 333-76842) of MedSource Technologies, Inc.

     Our audit also included the financial statement schedule of Kelco Industries, Inc. listed in Part II of the Registration Statement (Form S-1) (Registration No. 333-76842) of MedSource Technologies, Inc. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Bertram, Vallez, Kaplan & Talbot, Ltd.
Bertram, Vallez, Kaplan & Talbot, Ltd.

Brooklyn Park, Minnesota
July 8, 2002